Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Finance and Treasurer
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Strong Demand Drives Net Sales and Gross Profit Growth in Both Segments
GREENVILLE, SC -- November 5, 2026 -- ScanSource, Inc. (NASDAQ: SCSC), a leading technology distributor uniquely positioned to address complex technologies, today announced financial results for the first quarter ended September 30, 2026.

	First Quarter Summary
	Q1 FY27	Q1 FY26	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$962,294	$739,650	30.1%
Gross profit	$116,944	$107,473	8.8%
Gross profit margin %	12.2%	14.5%	-238bp
Operating income	$12,393	$25,903	-52.2%
GAAP net income	$8,691	$19,878	-56.3%
GAAP diluted EPS	$0.42	$0.89	-52.8%
Select Non-GAAP measures*:
Adjusted EBITDA	$31,298	$38,590	-18.9%
Adjusted EBITDA margin %	3.25%	5.22%	-197bp
Non-GAAP net income	$17,710	$23,685	-25.2%
Non-GAAP diluted EPS	$0.86	$1.06	-18.9%
Note: Margin % reflects measure as a percentage of sales.
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplementary Information.

“Top-line demand was strong this quarter, and we grew net sales and gross profit in both segments,” said Mike Baur, Chair and CEO, ScanSource, Inc. “We’re executing our strategy and expanding our total addressable market. In September, we closed the MicroAge acquisition, which enhances our solution capabilities and aligns with our 3-year strategic goals.”

Quarterly Results

Net sales for the first quarter of fiscal year 2027 totaled $962.3 million, an increase of 30.1% year-over-year, or an increase of 26.8% on a non-GAAP basis. Net sales for products and services increased 30.8% year-over-year, and recurring revenue increased 15.7% year-over-year. For Specialty Technology Solutions, first quarter net sales of $917.3 million increased 28.2% year-over-year, driven by broad-based growth in North America. Intelisys & Solution Services net sales for the first quarter increased 85.9% year-over-year to $45.0 million including the MicroAge acquisition, or an increase of 3.2% on a non-GAAP basis reflecting Intelisys business growth.

Gross profit for the first quarter of fiscal year 2027 increased 8.8% year-over-year to $116.9 million, with a gross profit margin of 12.2% versus 14.5% in the prior-year quarter. The gross profit margin declined primarily due to sales mix, reflecting strong hardware demand and a higher mix of lower-margin, large deals. For the first quarter of fiscal year 2027, the percentage of gross profit from recurring revenue totaled 32.8%, compared to 31.7% for the prior-year period.

For the first quarter of fiscal year 2027, operating income decreased to $12.4 million from $25.9 million in the prior-year quarter. First quarter fiscal year 2027 non-GAAP operating income decreased to $23.0 million from $30.9 million in the prior-

year quarter. Operating results include approximately $4.5 million of higher bad debt expense, primarily related to specific customer credit exposures in Brazil, which reduced diluted EPS by approximately $0.16.

On a GAAP basis, net income for the first quarter of fiscal year 2027 decreased to $8.7 million, or $0.42 per diluted share, from net income of $19.9 million, or $0.89 per diluted share, for the prior-year quarter. First quarter fiscal year 2027 non-GAAP net income decreased to $17.7 million, or $0.86 per diluted share, from $23.7 million, or $1.06 per diluted share, for the prior-year quarter. On a non-GAAP basis, adjusted EBITDA for the first quarter of fiscal year 2027 decreased to $31.3 million, or 3.25% of net sales, from $38.6 million, or 5.22% of net sales, for the prior-year quarter.

Balance Sheet and Cash Flow

As of September 30, 2026, ScanSource had cash and cash equivalents of $45.9 million and total debt of $332.4 million.

For the first quarter of fiscal year 2027, ScanSource used $42.3 million of operating cash flow and used $44.1 million of free cash flow (non-GAAP), primarily reflecting working capital investments to support strong growth. ScanSource also had share repurchases of $4.8 million for the first quarter of fiscal year 2027.

Acquisition of MicroAge

On September 1, 2026, ScanSource completed the acquisition of MicroAge, a leading IT solutions integrator, managed services provider (MSP), and digital transformation partner, helping businesses design, implement, secure, manage, and optimize their IT environments. The acquisition adds higher-margin technology solutions capabilities and expands ScanSource's reach in strategic growth technologies, including cloud, cybersecurity, data center and AI. MicroAge serves a diversified U.S. base of approximately 2,400 clients and has more than 200 employees. MicroAge is included in the Intelisys & Solution Services segment.

Annual Financial Outlook for Fiscal Year 2027

ScanSource raises its expectations for net sales and adjusted EBITDA for the full fiscal year ended June 30, 2027 to include the acquisition of MicroAge, which closed on September 1, 2026. This update replaces previously provided guidance.

	FY27 Annual Outlook	Prior FY27 Annual Outlook
Net sales	$3.8 billion to $4.0 billion	Growth, Y/Y: 6% to 10%
Adjusted EBITDA (non-GAAP)	$175 million to $185 million	$158 million to $165 million
Free cash flow (non-GAAP)	At least $85 million	At least $85 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. Free cash flow is a non-GAAP measure, which excludes the effect of estimated capital expenditures from estimated operating cash flow. These measures are forward-looking, and actual results may differ materially.

ScanSource believes that a quantitative reconciliation of such forward-looking information to the most directly comparable GAAP financial measures cannot be made without unreasonable efforts, because a reconciliation of these non-GAAP financial measures would require an estimate of future non-operating items such as acquisitions and divestitures, restructuring costs, impairment charges and other unusual or non-recurring items. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, November 5, 2026, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY27 annual outlook, which involve risks and uncertainties, many of which are beyond ScanSource's control. No undue reliance should be placed on such statements, as any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, tariffs and changes in trade policy, the failure to manage and implement ScanSource's growth strategy, the ability for ScanSource to realize the synergies or other benefits from acquisitions, credit risks involving ScanSource's larger channel sales partners and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, including new or increased tariffs, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major channel sales partners, relationships with key suppliers and channel sales partners or a termination or a modification of the terms under which it operates with these key suppliers and channel sales partners, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2026. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or otherwise.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude items such as amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain/loss on sale of business, and restructuring costs and include other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, change in fair value of contingent consideration, and other non-GAAP adjustments, including acquisition and divestiture costs, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. ScanSource believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Net debt: Net debt includes total balance sheet debt less cash and cash equivalents. ScanSource believes this measure is useful in assessing its borrowing capacity.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition and divestiture costs, restructuring costs, and other non-GAAP adjustments. These metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's performance especially when comparing results with previous periods or forecasting performance for future periods.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading technology distributor uniquely positioned to address complex technologies and to accelerate growth for channel sales partners across hardware, software as a service (SaaS), connectivity, cloud, and services. ScanSource enables channel sales partners to deliver innovative solutions for their end users. ScanSource uses multiple sales models to offer technology solutions from leading suppliers of specialty technologies, connectivity and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the Best Places to Work in South Carolina and on the Fortune World’s Most Admired Companies list. ScanSource ranks #923 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	September 30, 2026	June 30, 2026 *
Assets
Current assets:
Cash and cash equivalents	$45,866	$88,374
Accounts receivable, less allowance of $33,401 at September 30, 2026 and $26,568 at June 30, 2026	815,297	769,750
Inventories	547,834	522,350
Prepaid income tax expense	9,745	10,704
Prepaid expenses and other current assets	125,419	116,816
Total current assets	1,544,161	1,507,994
Property and equipment, net	34,959	34,856
Goodwill	343,884	244,902
Identifiable intangible assets, net	237,029	64,391
Deferred income taxes	3,220	10,590
Other non-current assets	69,822	69,696
Total assets	$2,233,075	$1,932,429
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$774,677	$753,275
Accrued expenses and other current liabilities	91,250	86,538
Current portion of contingent consideration	13,769	15,988
Income taxes payable	480	474
Current portion of long-term debt	2,871	2,866
Total current liabilities	883,047	859,141
Deferred income taxes	39,164	—
Long-term debt, net of current portion	97,551	98,547
Borrowings under revolving credit facility	231,948	—
Long-term portion of contingent consideration	10,451	12,162
Other long-term liabilities	55,259	51,787
Total liabilities	1,317,420	1,021,637
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 20,357,128 and 20,161,911 shares issued and outstanding at September 30, 2026 and June 30, 2026, respectively	—	—
Retained earnings	1,022,966	1,018,144
Accumulated other comprehensive loss	(107,311)	(107,352)
Total shareholders’ equity	915,655	910,792
Total liabilities and shareholders’ equity	$2,233,075	$1,932,429

*Derived from audited financial statements.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2026	2025
Net sales	$962,294	$739,650
Cost of goods sold	845,350	632,177
Gross profit	116,944	107,473
Selling, general and administrative expenses	96,509	75,275
Depreciation expense	1,874	1,577
Intangible amortization expense	4,662	4,404
Restructuring and other charges	1,653	—
Change in fair value of contingent consideration	(147)	314
Operating income	12,393	25,903
Interest expense	3,091	1,914
Interest income	(2,664)	(3,180)
Other expense (income), net	47	173
Income before income taxes	11,919	26,996
Provision for income taxes	3,228	7,118
Net income	$8,691	$19,878

Per share data:
Net income per common share, basic	$0.43	$0.90
Weighted-average shares outstanding, basic	20,215	22,018

Net income per common share, diluted	$0.42	$0.89
Weighted-average shares outstanding, diluted	20,685	22,405

*Derived from audited financial statements.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$8,691	$19,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,734	6,200
Amortization of debt issue costs	90	96
Provision for doubtful accounts	6,395	1,928
Share-based compensation	3,659	2,876
Deferred income taxes	(2,627)	2,079
Change in fair value of contingent consideration	(147)	314
Finance lease interest	5	15
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,006)	79,010
Inventories	(25,614)	(20,574)
Prepaid expenses and other assets	(5,788)	5,262
Other non-current assets	7,576	552
Accounts payable	(17,732)	(70,297)
Accrued expenses and other liabilities	(15,548)	(3,758)
Income taxes payable	8	(370)
Net cash (used in) provided by operating activities	(42,304)	23,211
Cash flows from investing activities:
Capital expenditures	(1,842)	(2,395)
Cash paid for business acquisitions, net of cash acquired	(217,772)	—
Net cash used in investing activities	(219,614)	(2,395)
Cash flows from financing activities:
Borrowings on revolving credit	749,488	49,210
Repayments on revolving credit	(517,540)	(49,210)
Repayments on long-term debt	(991)	(2,236)
Repayments on finance lease obligation	(216)	(271)
Contingent consideration payments	(3,783)	(1,375)
Exercise of stock options	3,061	4,834
Taxes paid on settlement of equity awards	(5,768)	(2,617)
Common stock repurchased	(4,795)	(21,285)
Net cash provided by (used in) financing activities	219,456	(22,950)
Effect of exchange rate changes on cash and cash equivalents	(46)	901
Decrease in cash and cash equivalents	(42,508)	(1,233)
Cash and cash equivalents at beginning of period	88,374	126,157
Cash and cash equivalents at period end	$45,866	$124,924

*Derived from audited financial statements.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2026	2025
Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$8,691	$19,878
Plus: Interest expense	3,091	1,914
Plus: Income taxes	3,228	7,118
Plus: Depreciation and amortization	6,734	6,200
EBITDA (non-GAAP)	21,744	35,110
Plus: Change in fair value of contingent consideration	(147)	314
Plus: Share-based compensation	3,659	2,876
Plus: Acquisition costs (a)	4,389	261
Plus: Cyberattack restoration costs	—	29
Plus: Restructuring costs	1,653	—
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$31,298	$38,590

Invested Capital Calculations:
Equity – beginning of the period	$910,792	$906,409
Equity – end of the period	915,655	914,032
Plus: Change in fair value of contingent consideration, net	(110)	236
Plus: Share-based compensation, net	2,739	2,152
Plus: Acquisition costs (a)	4,389	261
Plus: Cyberattack restoration costs, net	—	21
Plus: Restructuring costs, net	1,241	—
Average equity	917,353	911,556
Average funded debt (b)	242,334	137,113
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,159,687	$1,048,669

Adjusted return on invested capital ratio (Adjusted ROIC), annualized (c)	10.7%	14.6%

(a) Acquisition costs are generally non-deductible for tax purposes.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.
(c) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days each in the current quarter and prior-year quarter.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2026	2025	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$917,299	$715,447	28.2%
Foreign exchange impact (a)	(2,650)	—
Less: Acquisitions	(2,119)	—
Non-GAAP net sales	$912,530	$715,447	27.5%

Intelisys & Solution Services:
Net sales, reported	$44,995	$24,203	85.9%
Less: Acquisitions	(20,006)	—
Non-GAAP net sales	$24,989	$24,203	3.2%

Consolidated:
Net sales, reported	$962,294	$739,650	30.1%
Foreign exchange impact (a)	(2,650)	—
Less: Acquisitions	(22,125)	—
Non-GAAP net sales	$937,519	$739,650	26.8%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2026 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2025.

Net Sales by Revenue Type:

	Quarter ended September 30,
	2026	2025	% Change
	(in thousands)
Net sales by category:
Products and services	$919,854	$702,984	30.8%
Recurring revenue(a)	42,440	36,666	15.7%
	$962,294	$739,650	30.1%

(a) Recurring revenue represents primarily agency commissions, managed connectivity, SaaS, subscriptions, managed services, and hardware rentals.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Geography:
	Quarter ended September 30,
	2026	2025	% Change
United States & Canada:	(in thousands)
Net sales, reported (a)	$913,975	$682,217	34.0%
Less: Acquisitions	(22,125)	—
Non-GAAP net sales	$891,850	$682,217	30.7%

Brazil:
Net sales, reported (b)	$48,319	$57,433	(15.9)%
Foreign exchange impact (c)	(2,650)	—
Non-GAAP net sales	$45,669	$57,433	(20.5)%

Consolidated:
Net sales, reported	$962,294	$739,650	30.1%
Foreign exchange impact (c)	(2,650)	—
Less: Acquisitions	(22,125)	—
Non-GAAP net sales	$937,519	$739,650	26.8%

(a) Net sales in Canada are supported by U.S. operations and represent less than 5% of United States net sales for the quarters ended September 30, 2026 and 2025.
(b) Includes net sales from outside of the United States, Canada and Brazil, which represent less than 0.1% of Brazil net sales for the quarters ended September 30, 2026 and 2025.
(c) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2026 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2025.

Free Cash Flow:
	Quarter ended September 30,
	2026	2025
GAAP operating cash flow	$(42,304)	$23,211
Less: Capital expenditures	(1,842)	(2,395)
Free cash flow (non-GAAP)	$(44,146)	$20,816

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Reconciliation of Other Non-GAAP Financial Information:

	Quarter ended September 30, 2026
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition costs (a)	Restructuring costs	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$96,509	$—	$—	$(4,389)	$—	$—	$92,120
Operating income	12,393	4,662	(147)	4,389	1,653	—	22,950
Pre-tax income	11,919	4,662	(147)	4,389	1,653	—	22,476
Net income	8,691	3,499	(110)	4,389	1,241	—	17,710
Diluted EPS	$0.42	$0.17	$(0.01)	$0.21	$0.06	$—	$0.86

	Quarter ended September 30, 2025
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition costs (a)	Restructuring costs	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$75,275	$—	$—	$(261)	$—	$(29)	$74,985
Operating income	25,903	4,404	314	261	—	29	30,911
Pre-tax income	26,996	4,404	314	261	—	29	32,004
Net income	19,878	3,289	236	261	—	21	23,685
Diluted EPS	$0.89	$0.15	$0.01	$0.01	$—	$—	$1.06

(a) Acquisition costs are generally nondeductible for tax purposes.